                                                                    EXHIBIT 10.9

                                LICENSE AGREEMENT

                                       FOR

                 DETERMINATION OF PREGNANCY STATUS OF UNGULATES

                                     BETWEEN

                                 ASPENBIO, INC.

                                       AND

                       THE IDAHO RESEARCH FOUNDATION, INC.

1. DEFINITIONS...............................................................................2
--------------
2. GRANT OF LICENSES.........................................................................3
--------------------
3. SUBLICENSES...............................................................................4
--------------
4. LICENSE FEES..............................................................................4
---------------
5. ROYALTIES.................................................................................5
------------
6. DUE DILIGENCE.............................................................................6
----------------
7. REPORTS AND RECORD KEEPING................................................................7
-----------------------------
8. TERM AND TERMINATION......................................................................9
-----------------------
9. TERMINATION BY IRF.......................................................................10
---------------------
10. TERMINATION BY ASPENBIO. INC............................................................11
---------------------------------
11. PROSECUTION AND MAINTENANCE OF IRF PATENT RIGHTS........................................11
----------------------------------------------------
12. PATENT MARKING..........................................................................12
------------------
13. PATENT INFRINGEMENT.....................................................................12
-----------------------
14. CONFIDENTIALITY.........................................................................14
-------------------
15. NON-USE OF NAMES AND TRADEMARKS.........................................................15
-----------------------------------
16. LIMITED WARRANTY........................................................................16
--------------------
17. INDEMNIFICATION.........................................................................17
-------------------
18. ASSIGNABILITY...........................................................................18
-----------------
20. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS..............................................19
----------------------------------------------
21. MISCELLANEOUS PROVISIONS................................................................19
----------------------------

IRF CASE: 01-015

                            IDAHO RESEARCH FOUNDATION

                            PATENT LICENSE AGREEMENT

                                       FOR

                 DETERMINATION OF PREGNANCY STATUS OF UNGULATES

                THIS LICENSE AGREEMENT (the "Agreement") is made and entered into this 25th day of September, 2001 (the "Effective Date") by and between the IDAHO RESEARCH FOUNDATION, a not-for-profit corporation duly organized and existing under the laws of the State of Idaho and having its principal office at Morrill Hall 103, University of Idaho, Moscow, Idaho, 83844-3003, U.S.A. (hereinafter referred to as IRF), and ASPEN BIO INC. and having an address at 8100 Southpark Way, B-1, Littleton, Colorado 80120 (hereinafter referred to as "Aspen Bio".)

                                   WITNESSETH

                WHEREAS, the IRF is a nonprofit technology transfer organization dedicated to building the research capability of the University of Idaho; and

                WHEREAS, the University of Idaho assigns all commercial rights to intellectual property to the IRF so that it may be used for the public good and so that income generated from the commercialization of such property can be used to attract and retain outstanding faculty and staff; and

                WHEREAS, certain inventions, technology, knowledge and information generally characterized as DETERMINATION OF PREGNANCY STATUS OF UNGULATES, (hereinafter collectively referred to as "the Invention"), were made or obtained in the course of research at the University of Idaho by TROY L. OTT and are covered by IRF Patent Rights (as defined below); and

                WHEREAS, the Inventor(s) have assigned to IRF the ownership rights to the Invention, as provided in an assignment agreement made and effective [DATE OF ASSIGNMENT IF APPLICABLE] and attached hereto as Exhibit A; and

                WHEREAS, ASPENBIO, INC. entered into a Confidential Disclosure Agreement (IRF Agreement No.: 4150-501) with IRF effective September 12th, 2001 and terminating September 12th, 2006 for the purpose of evaluating the Invention; and

                WHEREAS, ASPENBIO, INC. is desirous of obtaining the exclusive rights from IRF for the development, use, and sale of products derived from the Technology, and IRF is willing to grant such rights; and

                WHEREAS, both parties recognize and agree that royalties due hereunder will be paid on the issued patents and any pending patents so long as such patents are valid and remain in full force and effect, but only by the extent covered in this licensing agreement.

                NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

                                 1. DEFINITIONS

                1.1 "Invention" is defined in the fourth paragraph of the recitals of this Agreement.

                1.2 "IRF Patent Rights" shall mean any and all U.S. and foreign patent rights now or hereafter owned by IRF to the Invention, including, but not limited to, any subject matter claimed in or covered by any of the following: U.S. Patent no. 60/299,533 entitled DETERMINATION OF PREGNANCY STATUS OF UNGULATES, filed June 19th, 2001 by TROY L. OTT and assigned to IRF. The patents and patent applications comprising IRF Patent

Rights are listed in Exhibit B attached hereto, which Exhibit shall be amended as patent applications are issued or abandoned, and as additional patent applications are filed by IRF.

                1.3 "IRF Property Rights" shall mean property rights owned by IRF to the "Invention".

                1.4 "Licensed Technology" shall mean any material or method for use, either is covered by IRF Patent Rights or employs materials or methods covered by IRF Patent Rights in its manufacture or operation, or whose manufacture, use, sale or practice would constitute, but for the license granted to ASPENBIO, INC. pursuant to this Agreement, an infringement of any claim within IRF Patent Rights.

                1.5     "Included Territory" means all of the world.

                1.6 "Affiliate" shall mean any corporation or other business entity in which ASPENBIO, INC., shall own or control, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; provided, however, that in any country where the local law shall not permit foreign equity participation of at least 50%, then an "Affiliate" shall include any company in which ASPENBIO, INC.'S PARENT IF APPLICABLE shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law.

                              2. GRANT OF LICENSES

                2.1 Subject to the limitations set forth in this Agreement, IRF hereby grants to an exclusive field of use, worldwide license of IRF Patent Rights to make, have made, use, sell and sublicense Licensed Technologies.

                2.2 Subject to the limitations set forth in this Agreement, IRF hereby grants to ASPENBIO, INC. an exclusive worldwide license of IRF Property Rights to possess, and practice the Invention.

               2.3 IRF expressly reserves the right, for itself and for the University of Idaho, to use the Invention for educational and research purposes, except that in no event will the IRF or the University of Idaho use or disclose the Invention in any manner that would permit any third party to use the Invention.

                                 3. SUBLICENSES

                3.1 As part of the licenses granted to ASPENBIO, INC. pursuant to Article 2, and not in limitation thereof, IRF also grants to ASPENBIO, INC. the right to issue sublicenses to third parties of all or part of the rights granted to ASPENBIO, INC. in Article 2 of this Agreement. To the extent applicable, such sublicenses shall include all of the rights of and obligations due to IRF that are contained in this Agreement.

                3.2 ASPENBIO, INC. shall provide IRF with a copy of each sublicense issued hereunder; pay to IRF its portion of royalties paid to ASPENBIO, INC. from Sub licensee, and summarize and deliver all reports due IRF from Sub Licensee. ASPENBIO, INC. shall use reasonable and prudent business practices in its selection of Sub Licensee and in the collection of royalty payments due IRF.

                3.3 Upon termination of ASPENBIO, INC.'S rights under this Agreement pursuant to Section 9.1 and 10.1 of this Agreement, all Sub licensees' current in their obligations to IRF shall be, without recourse or representation, assigned to IRF and be continued by IRF pursuant to the terms thereof so long as such Sub licensee performs all of its obligations there under.

                                 4. LICENSE FEES

                4.1 ASPENBIO, INC. agrees to pay to IRF a license issue fee of TWENTY THOUSAND DOLLARS ($20,000) payable upon execution of this Agreement.

                4.2 This fee is non-refundable and is not an advance against royalties.

                                  5. ROYALTIES

                5.1 ASPENBIO, INC. shall also pay to IRF the following earned royalty on all Revenues (as hereinafter defined) from Licensed Technologies. "Revenue" shall be defined as AspenBio Inc.'s invoice price less any Price Exceptions, taxes, duties, or insurance on Ungulate Pregnancy Test Assays or Kits.

                        (a) A royalty equal to Two and One Half percent (2.5%) of the Revenues from Registered Licensed Technologies for the term of this Agreement and continuing until the earliest of (i) a determination by a court of competent jurisdiction that the IRF Patent Rights are not filly valid and effective, or (ii) the expiration of the last to expire patent in said country covering Licensed Technology, or
        (iii) upon termination of this Agreement.

                5.2 Royalties shall be earned in each country for the duration of IRF Patent Rights in that country, and shall accrue to the IRF when Licensed Technologies or Processes are invoiced, or if not invoiced, when delivered to a third party.

                5.3 Royalties accruing to IRF shall be paid to IRF quarterly on or before September 30th, December 31st, March 31st, and June 30th of each year. Each such payment will be for royalties that accrued within ASPENBIO, INC.'S most recently completed fiscal quarter.

                5.4 ASPENBIO, INC. shall pay to IRF a minimum annual royalty of TWENTY FIVE THOUSAND DOLLARS ($25,000.00) during the term of this Agreement. The minimum annual royalties will be paid on a quarterly basis starting December 31st, 2001 and quarterly thereafter to IRF and shall be credited against the earned royalty due and owing for the fiscal year in which the minimum payment was made.

                5.5 All monies due IRF shall be payable in United States funds collectible at par in Moscow, Idaho. When Licensed Technologies or Processes are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Licensed Technologies or Processes were sold and then converted into equivalent United States funds. The exchange rate will be that established by the Bank of America in New York, New York on the last day of the reporting period. ASPENBIO, INC. shall also be responsible for all bank transfer charges.

                5.6 Royalties earned with respect to sales occurring in any country outside the United States will be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income.

                5.7 ASPENBIO, INC.'S obligation to pay royalties hereunder on ASPENBIO, INC.'S sales of the Licensed Technology in any country shall cease upon (i) the expiration of the last to expire patent in said country covering Licensed Technologies or (ii) the termination of this Agreement. Furthermore, in the event that any patent or any claim thereof included within IRF Patent Rights shall be held invalid by operation of law or in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final action of invalidation. ASPENBIO, INC. shall not, however, be relieved from paying any royalties that accrued before such final action or that are based on another patent or claim not involved in such action of invalidation.

                                6. DUE DILIGENCE

                6.1 ASPENBIO, INC., upon execution of this Agreement, shall proceed in its usual commercial manner with the development, manufacture and sale of Licensed Technologies and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands thereof. For purposes of this agreement, market demand shall be the total demand, verifiable by reasonable and customary business practices, for Licensed Technologies in the Included Territory.

                6.2 ASPENBIO, INC. shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.

                6.3 ASPENDIO, INC. shall endeavor to obtain all necessary governmental approvals for the use and sale of Licensed Technologies.

                6.4 If ASPENBIO, INC. has not begun public sale of Licensed Technologies in the United States within ONE (1) year from the Effective Date, then IRF shall have the right, at its sole discretion, to either reduce the exclusive licenses granted herein to non-exclusive licenses or to terminate this Agreement, except that to the extent ASPENBIO, INC. has granted any sublicense that is exclusive in any country, such sublicense shall remain exclusive for the term thereof. This right, if exercised by IRF, supersedes the rights granted in
Article 2 (GRANT OF LICENSES).

                6.5 To exercise either the right to terminate this Agreement or any of the licenses granted hereunder or to reduce any of said licenses to nonexclusive licenses for lack of diligence, IRF must give ASPENBIO, INC. written notice of the deficiency. ASPENBIO, INC. thereafter has sixty (60) days to provide a detailed written plan as to how its proposed deficiency will be cured by ASPENBIO, INC. If IRF has not received a reasonably satisfactory plan as to how such deficiency will be cured by the end of the sixty (60) day period, then IRF may, at its option, either terminate this Agreement or reduce any such ASPENBIO, INC. exclusive licenses to nonexclusive licenses by giving written notice to ASPENBIO, INC. These notices shall be subject to Article 20 (PAYMENTS, NOTICES AND OTHER COMMUNICATIONS).

                          7. REPORTS AND RECORD KEEPING

                7.1 Beginning February 1st next following the execution of this Agreement and semiannually thereafter, ASPENBIO, INC. shall submit to IRF a progress report covering ASPENBIO, INC.'S activities related to the development and testing and marketing of all Licensed Technologies and the obtaining of any approvals necessary for marketing. These progress reports shall be made for each Licensed Technology until the first commercial sale of that Licensed Technology occurs in the United States. The progress reports shall include, but not be limited to, the following topics:

                                (a)     summary of work completed,

                                (b)     key scientific discoveries,

                                (c)     summary of work in progress,

                                (d) revised schedule of anticipated events or milestones, e.g., regulatory submissions, regulatory approvals,

                                (e)     marketing plans for introduction of
                Licensed Technology, and

                                (f) a summary of resources (dollar value) spent in the reporting period, and activities of Sublicenses and Affiliates.

                7.2 ASPENBIO, INC. also agrees to report to IRF in its immediately subsequent progress or royalty report the date of first commercial sale of a Licensed Technology in each country.

                7.3 After the first commercial sale of a Licensed Technology by ASPENBIO, INC. anywhere in the world, ASPENBIO, INC. will make quarterly royalty reports to IRF on or before September 30th, December 31st, March 31st, and June 30th of each year. Each such royalty report will cover ASPENBIO, INC. most recently completed fiscal quarter and will show (a) the gross sales and Net Sales of Licensed Technology sold in each country by ASPENBIO, INC. and its Sublicenses during the most recently completed calendar quarter; (b) the number of Licensed Technology sold; (c) the royalties, in U.S. dollars, payable hereunder with respect to such sales; and (d) the exchange rates used.

                7.4 If no sale of Licensed Technology has been made during any reporting period, a statement to this effect shall be required.

                7.5 ASPENBIO, INC. shall keep, and require its Sublicensee to keep, books and records accurately showing all Licensed Technology used, and/or sold under the terms of this Agreement, and shall require its Sublicensee to keep such books and records. Such books and records shall be preserved for at least Five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of IRF at reasonable times.

                7.6 The fees and expenses of IRF's representatives performing such an examination shall be borne by IRF. However, if an error in royalties of more than percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of these representatives shall be borne by ASPENBIO, INC. or its Sublicensee.

                             8. TERM AND TERMINATION

                8.1 If ASPENBIO, INC. or its successors or assigns shall cease to be engaged in the product development and sales of animal science products, IRF shall have the right to terminate the licenses granted to ASPENBIO, INC. pursuant to this Agreement.

                8.2 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date recited on page one and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement.

                8.3 Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

                        Article 7. REPORTS AND RECORD KEEPING
                        Article 14. CONFIDENTIALITY
                        Article 15. NON-USE OF NAMES AND TRADEMARKS
                        Article 17. INDEMNIFICATION

                8.4 Upon termination of this Agreement, ASPENBIO, INC. shall have the privilege of selling all previously started or partially finished Licensed Technologies, but no more, within a period of one hundred and twenty
(120) days, provided, however, that the sale of such Licensed Technology shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

                8.5 Upon termination of this Agreement, except by expiration of the last-to-expire patent or the abandonment of the last patent licensed hereunder, ASPENBIO, INC. shall return to IRF, at the option of IRF, any licensed equipment owned by the University or the IRF.

                              9. TERMINATION BY IRF

                9.1 If ASPENBIO, INC. should violate or fail to perform any term or covenant of this Agreement, except for the provisions of Article 6 (DUE DILIGENCE), then IRF may give written notice of such default (Notice of Default) to ASPENBIO, INC. If ASPENBIO, INC. should fail to cure such default within sixty (60) days of the effective date of such notice; IRF shall have the right to terminate this Agreement and the licenses granted herein by a second written notice (Notice of Termination) to ASPENBIO, INC. If a Notice of Termination is sent to ASPENBIO, INC., this Agreement shall automatically terminate on the effective date of such notice. Such termination shall not relieve ASPENBIO, INC. of its obligation to pay any royalty or other fees owing at the time of such termination and shall not impair any accrued right of IRF. These notices shall be subject to Article 20 (PAYMENTS, NOTICES AND OTHER COMMUNICATIONS).

                        10. TERMINATION BY ASPENBIO. INC.

                10.1 ASPENBIO, INC. shall have the right at any time to terminate this Agreement in whole or as to any portion of IRF Patent Rights by giving notice in writing to IRF. Such notice of termination shall be subject to
Article 20 (PAYMENTS, NOTICES AND OTHER COMMUNICATIONS) and termination of this Agreement shall be effective ninety (90) days from the effective date of such notice.

                10.2 Any termination pursuant to the above paragraph shall not relieve ASPENBIO, INC. of its obligation to pay any royalty or license fees owing at the time of such termination and shall not impair any accrued right of IRF, nor shall such termination rescind anything done by ASPENBIO, INC. or any payments made to IRF hereunder prior to the time such termination becomes effective.

              11. PROSECUTION AND MAINTENANCE OF IRF PATENT RIGHTS

                11.1 IRF shall diligently prepare, file, prosecute and maintain the United States and foreign patents comprising IRF Patent Rights using counsel of its choice. Without limiting the foregoing, IRF shall prepare, file, prosecute and maintain patents in any country as requested by ASPENBIO, INC.

                11.2 IRF shall use all reasonable efforts to amend any patent application comprised within IRF Patent Rights to include claims or information reasonably requested by ASPENBIO, INC. to protect the Licensed Technologies under this Agreement.

                11.3 IRF shall apply for an extension of the term of any patent included within IRF Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984. IRF shall prepare and execute such documents as are necessary for such application, and take such additional reasonable action as is necessary to obtain such patent term extension.

ASPENBIO, INC. agrees to provide any information, documents and the like which IRF may reasonably request in connection therewith.

                11.4 The cost of preparing, filing, prosecuting and maintaining all patent applications contemplated by this Agreement shall be borne by ASPENBIO, INC.

                11.5 If ASPENBIO, INC. declines to so reimburse IRF, IRF may abandon all IRF Patent Rights in said country and no further royalty will be payable with respect to any Revenue arising in such country.

                               12. PATENT MARKING

                12.1 ASPENBIO, INC. agrees to mark all Licensed Technologies or Processes made, used or sold under the terms of this Agreement, in accordance with the applicable patent marking laws.

                             13. PATENT INFRINGEMENT

                13.1 In the event that ASPENBIO, INC. shall learn of the infringement of any patent right owned by IRF and licensed under this Agreement, ASPENBIO, INC. shall call IRF's attention thereto in writing and shall provide IRF with reasonable evidence of such infringement. The parties to this Agreement agree that during the period and in a jurisdiction where ASPENBIO, INC. has a license under this Agreement, neither will notify a third party of the infringement of any IRF Patent Rights without first obtaining consent of the other Party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

                13.2 ASPENBIO, INC. may request that IRF take legal action against any infringement of IRF Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and related injuries to ASPENBIO, INC. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, IRF shall have the right to commence suit on its own account against such infringement, in which case any recoveries from such suit shall belong to IRF. IRF shall give notice of its election in writing to ASPENBIO, INC. by the end of the one-hundredth (100th) day after receiving notice of such request from ASPENBIO, INC. Until and unless such infringement has ceased completely, ASPENBIO, INC. (or any Sub Licensee.) shall have no further obligation to pay any royalty to IRF in respect of any Licensed Technology in such country or countries unless such infringement (e.g., any practice of any intellectual property or making or selling any product or process using such intellectual property) is occurring.

                13.3 If IRF does not commence suit against an infringement, ASPENBIO, INC. may commence legal action in respect to such patent infringement if the infringement occurred during the period and in a jurisdiction where ASPENBIO, INC. had exclusive rights under this Agreement. However, in the event ASPENBIO, INC. commences legal action in accordance with this paragraph, IRF may thereafter join such action at its own expense, but ASPENBIO, INC. will be entitled to all recoveries from such legal action.

                13.4 The parties hereto may enter into an agreement under which the parties jointly commence suit against any such infringement, with each party paying one half of the legal costs and receiving one half of any recoveries, or such other allocation of legal costs and apportionment of recoveries as such agreement may provide.

                13.5 Each party to this Agreement agrees to cooperate with the other parties hereto in litigation proceedings instituted hereunder. Such litigation shall be controlled by the party bringing the suit, except that any other party may be represented by counsel of their choice at their expense in any suit brought by one party. Except as provided in 13.4 hereof, both parties shall be reimbursed from any recoveries for their out-of-pocket legal costs incurred in any infringement litigation, in proportion to their share of such legal expenses, before any other disposition of such recoveries is made.

                               14. CONFIDENTIALITY

                14.1 All information and tangible property, including but not limited to "Invention", provided to ASPENBIO, INC. by IRF or the University of Idaho under this Agreement shall be deemed confidential. ASPENBIO, INC. agrees not to use any confidential information or tangible property for any purpose other than for the purpose of this Agreement.

                14.2 ASPENBIO, INC. agrees to protect and keep secret confidential information supplied by IRF and relating to IRF Patent Rights against disclosure to others with the same degree of care as it exercises with its own data of a similar nature. ASPENBIO, INC. may not disclose such information to others (except to its employees, agents or consultants who are bound to it by a like obligation of confidentiality) without the express written permission of IRF.

                14.3 IRF agrees to protect and keep secret confidential information supplied by ASPENBIO, INC. under the provisions of Article 7 (REPORTS AND RECORD KEEPING), and any information supplied to it by ASPENBIO, INC. which is identified in writing as confidential, against disclosure to others with the same degree of care as it exercises with its own data of a similar nature. IRF may not disclose such information to others (except to its employees, agents or consultants who are bound to it by a like obligation of confidentiality) without the express written permission of ASPENBIO, INC., unless IRF is otherwise required by law to disclose the information.

                14.4    The obligations of confidentiality provided by 14.1,
14.2 and 14.3 shall not prevent the recipient of confidential information (RECIPIENT) from using or disclosing any confidential information provided to it by the other party (DISCLOSER) which:

                        (a) Is or becomes generally available to the public through no fault of RECIPIENT or its employees, consultants, agents, subcontractors or subsidiaries to whom DISCLOSER has released same;

                        (b) Is published or disclosed by DISCLOSER, its employees or agents to the general public (including but not limited to, publication in trade or academic journals, or presentation at a trade or academic seminar, meeting, or similar events open to the general academic or trade community);

                        (c) Is disclosed to RECIPIENT by a third party having the lawful right to disclose same, without obligation of confidentiality to DISCLOSER, its consultants or agents;

                        (d) Is disclosed by RECIPIENT to a government agency with which RECIPIENT is unable to lawfully secure an obligation of confidentiality, to comply with statutory requirements for market approval, clinical trials, or certification of Licensed Technology;

                        (e) Is approved for release in writing by DISCLOSER, and then only to the extent such written approval is granted; or

                        (f) Which RECIPIENT can demonstrate was already known to it, or was independently developed by employees of RECIPIENT having no access to the confidential information.

                14.5 The obligations of confidentiality with respect to information shall remain in effect until five (5) years after the termination of this Agreement.

                       15. NON-USE OF NAMES AND TRADEMARKS

                15.1 No party to this Agreement shall, without express written consent, use any name, trade name, trademark, or other designation of any other party hereto (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity, or other promotional activities. Unless required by law, ASPENBIO, INC. shall not use the names of the Idaho Research Foundation, the University of Idaho or any of its employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from IRF or the University of Idaho.

                15.2 The parties hereto agree that the terms and conditions of this Agreement shall be held in confidence except as required by or for applicable disclosure laws, financing sources, enforcement of the Agreement, mergers and acquisitions, or as otherwise mutually agreed by the Parties, and such agreement shall not be withheld unreasonably.

                15.3 It is understood that IRF shall be free to release in confidence, to the inventors and senior administrative officials of the University of Idaho, the terms and conditions of this Agreement upon their request. It is further understood that should a third party inquire whether a license to IRF Patent Rights is available, IRF may disclose the existence of this Agreement and the extent of the grant in Article 2 to such third party, but shall not disclose the name of ASPENBIO, INC. except where required by law.

                              16. LIMITED WARRANTY

                16.1 IRF warrants to ASPENBIO, INC. that (i) IRF has the lawful right to grant the licenses granted herein, (ii) IRF has obtained from the Inventors and the University of Idaho all rights necessary to grant to ASPENBIO, INC. the licenses granted herein, (iii) none of IRF, the Inventors or the University of Idaho has granted or will grant any rights to any third person in the IRF Patent Rights or the Invention that would infringe or limit the licenses granted to ASPENBIO, INC. herein; and (iv) to the best knowledge of IRF, the IRF Patent Rights and the Invention do not infringe any patent or other property rights of any third party.

                16.2 EXCEPT AS PROVIDED IN 16.1 HEREOF OR OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO:
WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS ISSUED OR PENDING, COPYRIGHTS, TRADEMARKS AND OTHER RIGHTS.

                16.3 IN NO EVENT WILL THE IRF OR ASPENBIO, INC. BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF LICENSED TECHNOLOGY.

                16.4 Except as provided in 16.1 hereof, nothing in this Agreement shall be construed as: a) a warranty or representation by IRF as to the validity or scope of any IRF Patent Rights; b) a warranty that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks or other property rights of third parties; c) an obligation to bring or prosecute actions or suits against third parties for infringement, except as provided in Article 13 hereof; d) granting by implication, estoppel or otherwise any licenses under patents of the IRF other than those comprised within IRF Patent Rights of Paragraph 1.1, regardless of whether such patents are dominant or subordinate to the patents comprised within said IRF Patent Rights; or e) granting by implication, estoppel or otherwise any licenses under tangible property of IRF or the University of Idaho.

                               17. INDEMNIFICATION

                17. ASPENBIO, INC. agrees to indemnify, hold harmless and defend IRF and the University of Idaho, its officers, employees, and agents and the inventors of the patents and patent applications in IRF Patent Rights from and against any and all liability, claims, suits, losses,

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

damages, costs, fees, and expenses arising out of the exercise of the licenses granted herein. This indemnification will include, but not be limited to, any process liability.

                17.2 IRF agrees to indemnify, hold harmless and defend ASPENBIO, INC., its officers, directors, shareholders, employees, and agents from and against any and all liability, claims, suits, losses, damages, costs, fees, and expenses arising out of any breach of the representation, warranties or covenants of IRF set forth in this Agreement.

                                18. ASSIGNABILITY

                18.1 This Agreement is assignable only with the express written consent of IRF, which consent shall not be unreasonably withheld, except that upon ten (10) days prior written notice to IRF by ASPENBIO, INC., this Agreement may be assignable by ASPENBIO, INC. to any affiliate of ASPENBIO, INC.'S or to any third party acquiring all or substantially all of the business of ASPENBIO, INC. or all of that portion of the business of ASPENBIO, INC. where it utilizes the licenses granted to it herein without the consent of IRF. IRF may assign its rights under this Agreement upon ten (10) days prior written notice to ASPENBIO, INC. Any assignee of this Agreement shall accept and assume the terms hereof in writing.

                             19. DISPUTE RESOLUTION

                19.1 The parties shall endeavor to resolve any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, through good faith negotiations between the parties.

                19.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations by either party existing under this Agreement.

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

                 20. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

                20.1 Any payment, notice or other communication pursuant to this Agreement shall be in writing, and shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other parties hereto:

                In the Case of IRF:

                        Director of Technology Licensing
                        Idaho Research Foundation
                        Morrill Hall 103
                        P.O. Box 443003
                        University of Idaho
                        Moscow, Idaho 83844-3003

                In the Case of ASPENBIO, INC.:

                        President, AspenBio Inc.
                        8100 Southpark Way, B-1
                        Littleton, CO 80120

                          21. MISCELLANEOUS PROVISIONS

                21.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                21.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

                21.3 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

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                21.4    This Agreement shall be construed, governed, interpreted
and applied in accordance with the laws of the State of Idaho, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

                21.5 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

                21.6 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

                21.7 In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                21.8 The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lock-outs or other serious labor disputes; and floods, fires, explosions; earthquakes or other natural disasters. When such events have abated, the parties' respective obligations hereunder shall resume.

                21.9 This Agreement includes Exhibits A and B which are attached hereto.

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                IN WITNESS WHEREOF, IRF and ASPENBIO, INC. have executed this
Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.


       ASPENBIO, INC.                       IDAHO RESEARCH FOUNDATION


By:    /s/ Roger Hurst                      By     Ronald J. Satterfield
   -----------------------------              ----------------------------------
       (Signature)                                 (Signature)

Name:  Roger Hurst                          Name:  Ronald J. Satterfield
     ---------------------------
       (Please Print)

Title: President                            Title: Director of Technology
      --------------------------                          Licensing
       (Please Print)

Date:  9/26/01                              Date   9/27/01
     ---------------------------                --------------------------------

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